UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2011

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2011, Inland Real Estate Corporation (the “Company”) entered into a purchase agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the several underwriters named on Schedule A therein (the “Underwriters”), relating to the issuance and sale of up to 2,300,000 shares of Series A Preferred Stock at a public offering price of $25.00 per share (the “Preferred Stock Offering”), which includes the potential issuance of up to 300,000 shares of Series A Preferred Stock following the initial closing if the Underwriters exercise their overallotment option in full. The initial closing of the Preferred Stock Offering is expected to occur on October 6, 2011, subject to satisfaction of customary closing conditions. The shares of Series A Preferred Stock have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (File No. 333-176978) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Act (the “Registration Statement”).

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to that exhibit, which is incorporated into this Item 1.01 by reference. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the prospectus supplement filed on October 3, 2011 with the SEC pursuant to Rule 424(b) under the Act, which disclosure is also incorporated by reference into this Item 1.01.  The prospectus supplement supplements the Company’s base prospectus included in the Registration Statement.

The Underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions. The Company may use the net proceeds of the Preferred Stock Offering for the repayment indebtedness. Affiliates of certain of the Underwriters are lenders under the Company’s line of credit and term loan and are holders of the Company’s outstanding 4.625% convertible notes due 2026. These affiliates may receive a portion of the net proceeds of the Preferred Stock Offering proportionate to their respective holdings of the Company’s convertible notes or their respective commitments under the line of credit and term loan.

In connection with the filing of the Underwriting Agreement, the Company is filing opinions of its counsel, Venable LLP and Shefsky & Froelich Ltd., as Exhibits 5.1 and 8.1, respectively, to this Current Report on Form 8-K.

Item 3.03. Material Modifications to Rights of Security Holders.

On October 3, 2011, the Company filed with the State of Maryland Articles Supplementary (the “Articles Supplementary”) to the Company’s Fourth Articles of Amendment and Restatement, classifying and designating 2,300,000 of the Company’s authorized preferred shares, $0.01 par value per share, as 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”). A copy of the Articles Supplementary was filed as Exhibit 3.2 to the Company’s registration statement on Form 8-A, filed on October 3, 2011, which Exhibit 3.2 is hereby incorporated by reference into this Item 3.03.

As set forth in the Articles Supplementary, the Series A Preferred Stock ranks: (i) senior to all classes or series of the Company’s common stock, par value $0.01 per share (“Common Stock”) and to all equity securities, excluding convertible debt securities issued prior to the time of conversion, with terms that provide that such equity securities shall rank junior to the Series A Preferred Stock; (ii) junior to all equity securities issued by the Company, excluding convertible debt securities issued prior to the time of conversion, which rank senior to the Series A Preferred Stock; and (iii) on a parity with all equity securities issued by the Company, excluding convertible debt securities issued prior to the time of conversion, other than those equity securities referred to in (i) and (ii).  Holders of the Series A Preferred Stock are entitled to cumulative cash dividends, when and as they are authorized by the board of directors of the Company (the “Board”) and declared by the Company, at the rate of 8.125% per annum of the $25.00 per share liquidation preference, equivalent to a fixed annual amount of approximately $2.0313 per share. Dividends are payable monthly in equal amounts in arrears on the fifteenth day of each month, beginning on November 15, 2011. In addition to other preferential rights, the holders of shares of Series A Preferred Stock are entitled to receive the liquidation preference, which is $25.00 per share, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

Generally, the Series A Preferred Stock is not redeemable by the Company before October 6, 2016. However, upon the occurrence of a “Change of Control” (as defined below), holders of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem their shares of Series A Preferred Stock) to convert some or all of their shares of Series A Preferred Stock (the “Change of Control Conversion Right”) into a number of shares of Common Stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•                  11.4943 (subject to certain adjustments).

This amount is subject to provisions for the receipt of alternative consideration as described in the Articles Supplementary.

If the Company has provided or provides a redemption notice, whether pursuant to the Company’s special optional redemption right in connection with a Change of Control or the Company’s optional redemption right, holders of shares of Series A Preferred Stock will not have any right to exercise the Change of Control Conversion Right and convert their shares of Series A Preferred Stock, and any shares of Series A Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the first date of issuance of any the shares of Series A Preferred Stock, the following have occurred and are continuing:

•                  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet above, neither the Company nor the acquiring or surviving entity has a class of common securities (or their equivalent, including American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of shares of Series A Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of Common Stock is solely cash; and (ii) the average of the closing prices per share of Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash.

A complete description of the Series A Preferred Stock is contained in the Articles Supplementary included as Exhibit 3.1 to this Current Report on Form 8-K and  incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On September 29, 2011, the Company issued a press release announcing pricing of the Preferred Stock Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

1.1

Purchase Agreement, dated September 29, 2011, by and among Inland Real Estate Corporation, on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters listed on Schedule A attached thereto, on the other hand.

3.1

Articles Supplementary designating the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed with the SEC on October 3, 2011).

5.1	Opinion of Venable LLP.

8.1	Opinion of Shefsky & Froelich Ltd.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

99.1	Press release dated September 29, 2011.

23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1 hereto).

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.These forward-looking statements are not historical facts but are the intent, belief or current expectations of the Company’s management based on their knowledge and understanding of the business and industry, the economy and other future conditions. For example, the Company makes forward-looking statements in this Current Report regarding the possibility of the exercise of the overallotment option and the Company’s expectations as to the initial closing of the Preferred Stock Offering. Forward-looking statements are not guarantees of future performance or events, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements herein due to numerous risks and uncertainties. See ‘‘Risk Factors’’ beginning on page S-10 of the Prospectus Supplement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for a more complete discussion of these risks and uncertainties.  The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       October 5, 2011

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark Zalatoris
Name:	Mark Zalatoris
Title	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Purchase Agreement, dated September 29, 2011, by and among Inland Real Estate Corporation, on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters listed on Schedule A attached thereto, on the other hand.

3.1

Articles Supplementary designating the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed with the SEC on October 3, 2011).

5.1	Opinion of Venable LLP.

8.1	Opinion of Shefsky & Froelich Ltd.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1 hereto).

99.1	Press release dated September 29, 2011.